Exhibit 99.1

Rigetti Computing Reports Fourth-Quarter and Full-Year 2022 Results

Strategic Focus on Achieving 99% 2-Qubit Median Fidelity on 84 Qubit Chip

BERKELEY, Calif., March 27, 2023 — Rigetti Computing, Inc. (Nasdaq: RGTI) (“Rigetti” or the “Company”), a pioneer in full-stack quantum-classical computing, today announced its financial results for the fourth quarter and year ended December 31, 2022.

Fourth Quarter of 2022

•	Total revenues for the three months ended December 31, 2022 were $6.1 million, compared to $1.8 million in the same period of 2021.

•	Total operating expenses for the three months ended December 31, 2022 were $32.0 million, compared to $12.2 million in the same period of 2021.

•	Operating loss for the three months ended December 31, 2022 was $26.7 million, compared to $11.1 million in the same period of 2021.

•	Net loss for the three months ended December 31, 2022 was $22.9 million or $0.19 per share, compared to $14.1 million or $0.61 per share in the same period of 2021.

•	As of December 31, 2022, cash, cash equivalents and available-for-sale securities totaled $142.8 million.

Year-End 2022 Results

•	For the 12 months ending December 31, 2022, total revenues were $13.1 million, and net loss was $71.5 million or $0.70 per share.

•	For the 11 months ending December 31, 2021, total revenues were $8.2 million, and net loss was $38.2 million or $1.64 per share.[1]

•	Total capital expenditures for 2022 were $22.7 million.

Executive Leadership Developments

•	Subodh Kulkarni, President and CEO, appointed December 2022

•	Jeff Bertelsen, Chief Financial Officer, appointed February 2023

•	David Rivas, Chief Technology Officer, promoted February 2023

[1]	In October 2021, the Company changed its fiscal year-end from January 31 to December 31, effective December 31, 2021.

“We have strengthened our executive and operational management team and have implemented steps designed to improve our focus and operating efficiency,” said Dr. Subodh Kulkarni, Rigetti Chief Executive Officer. “This included reducing our workforce in order to focus the organization and our resources on nearer-term strategic priorities and preserve available cash resources.

“Our next generation 84 qubit chip known as the Ankaa-1, with its new architecture of square lattice and tunable couplers, was internally deployed for testing this month. This chip is a leap forward in architectural design and is already showing superior performance compared with our prior generation 80 qubit Aspen M3 system based on our internal analysis. We are using the Ankaa-1 internally within Rigetti and initial performance is demonstrating improved median 2-qubit fidelity and faster gate speeds compared with the Aspen M3. We currently anticipate launching availability of Ankaa-1 to select customers in mid-2023 as we continue to work to improve Ankaa-1 performance with the goal of reaching median 2-qubit fidelity of 98% to support the anticipated Ankaa-2 84-qubit system. Ankaa-2 84-qubit system, with anticipated improved design and further improvement in performance is expected to be deployed and made available for external customers in the fourth quarter of 2023, following which we plan to continue work on the Ankaa-2 to reach 2-qubit fidelity of 99%.

“In the event we reach 2-qubit fidelity of 99%, which we expect to reach in 2024, we plan to move to tiling 4 Ankaa chips to develop the anticipated 336 qubit Lyra system. We expect that if this milestone is achieved, it will enable vastly greater scale and serve as a key and exciting step to bring Rigetti closer to quantum advantage,” said Kulkarni.

Outlook

“At our current stage of development, we believe that executing toward our roadmap and achieving our technology milestones are key to fueling our goal of achieving quantum advantage. We believe Rigetti has enormous potential and could be able to contribute tremendous value as quantum computing potentially becomes mainstream by 2030. We remain focused on meeting our objectives,” said Dr. Kulkarni.

Based on its current operating plan, Rigetti expects to have cash, cash equivalents, and available-for-sale securities of between $65-$75 million at the end of 2023. At this time, based on its current operating plan, Rigetti anticipates that it will need to raise additional funding by late 2024 or early 2025 to continue its research and development efforts and achieve its business objectives.

Conference Call and Webcast

Rigetti will host a conference call later today at 5:00 p.m. ET, or 2:00 p.m. PT, to discuss its fourth quarter and year end 2022 financial results.

You can listen to a live audio webcast of the conference call at https://edge.media-server.com/mmc/p/253j86pe or the “Events & Presentations” section of the Company’s Investor Relations website at https://investors.rigetti.com/. A replay of the conference call will be available at the same locations following the conclusion of the call for one year.

To participate in the live call, you must register using the following link: https://register.vevent.com/register/BIad8e205fd89b44f08963dfd7de0ac595. Once registered, you will receive dial-in numbers and a unique PIN number. When you dial in, you will input your PIN and be routed into the call. If you register and forget your PIN, or lose the registration confirmation email, simply re-register to receive a new PIN.

About Rigetti

Rigetti is a pioneer in full-stack quantum computing. The Company has operated quantum computers over the cloud since 2017 and serves global enterprise, government, and research clients through its Rigetti Quantum Cloud Services platform. The Company’s proprietary quantum-classical infrastructure provides high performance integration with public and private clouds for practical quantum computing. Rigetti has developed the industry’s first multi-chip quantum processor for scalable quantum computing systems. The Company designs and manufactures its chips in-house at Fab-1, the industry’s first dedicated and integrated quantum device manufacturing facility. Learn more at www.rigetti.com.

Cautionary Language Concerning Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the federal securities laws relating to the updated business plan, including with respect to its objectives and its technology roadmap, including its ability to achieve milestones including developing the Ankaa 84-qubit system to enable better performance than the Company’s current 80-qubit Aspen-M system and achieve target gate fidelities, including at least median 2-qubit fidelity of 98% on Ankaa-1 and at least 99% median 2-qubit gate fidelity on the anticipated Ankaa-2 on the anticipated timing or at all; the Company’s expectations with respect to the timing of next generation systems; the Company’s ability to scale to develop the Lyra 336-qubit system and develop practical applications on the anticipated timing or at all; the Company’s expectations with respect to the anticipated stages of quantum technology maturation, including its ability to develop a quantum computer that is able to solve a practical, operationally relevant problem significantly better, faster, or cheaper than a current classical solution and achieve narrow quantum advantage on the anticipated timing or at all; the Company’s expectations with respect to the reduction in force, including anticipated benefits including anticipated reduction of operating expenses, anticipated preservation of available cash resources and anticipated expenses and charges associated with the reduction in force, as well as the expectation that the reduction in force will put the Company in a better position to deliver on the promise of quantum computing; expectations regarding cash, cash equivalents and available-for-sale securities at December 31, 2023 and the time by which the Company expects it will need to raise additional funding, including expectations with respect to capital expenditures; expectations with respect to management transitions; expectations with respect to the potential of the Company, including the potential for the Company to contribute tremendous value; and the potential of quantum computing to become mainstream and the timing thereof. These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by the Company and its management, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: the Company’s ability to achieve milestones, technological advancements, including with respect to its technology roadmap, help unlock quantum computing, and develop practical applications; the ability of the Company to obtain government contractors successfully and in a timely manner; the potential of quantum computing; the ability of the Company to obtain government contracts and the availability of government funding; the ability of the Company to expand its QCaaS business; the success of the Company’s partnerships and collaborations; the Company’s ability to accelerate its development of multiple generations of quantum processors; the outcome of any legal proceedings that may be instituted against the Company or others; the ability to meet stock exchange listing standards; the ability to recognize the anticipated benefits of the business combination, which may be affected by, among other things, competition, the ability of the Company to grow and manage growth profitably, maintain relationships with customers and suppliers and attract and retain management and key employees; costs related to operating as a public company; changes in applicable laws or regulations; the possibility that the Company may be adversely affected by other economic, business, or competitive factors; the Company’s estimates of expenses and profitability; the evolution of the markets in which the Company competes; the ability of the Company to execute on its technology roadmap; the ability of the Company to implement its strategic initiatives, expansion plans and continue to innovate its existing services; the impact of the COVID-19 pandemic on the Company’s business; the expected use of proceeds from the Company’s past and future financings or other capital; the sufficiency of the Company’s cash resources; unfavorable conditions in the Company’s industry, the global economy or global supply chain, including financial and credit market fluctuations and uncertainty, rising inflation and interest rates, disruptions in banking systems, increased costs, international trade relations, political turmoil, natural catastrophes, warfare (such as the ongoing military conflict between Russia and Ukraine and related sanctions against Russia), and terrorist attacks; and other risks and uncertainties set forth in the section entitled “Risk Factors” and

“Cautionary Note Regarding Forward-Looking Statements” in the Company’s Quarterly Report on Form 10-Q for the three months ended September 30, 2022, the Company’s future filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2022 and other documents filed by the Company from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation and does not intend to update or revise these forward-looking statements other than as required by applicable law. The Company does not give any assurance that it will achieve its expectations.

Contacts

Rigetti Computing Investor Contact:

IR@Rigetti.com

Rigetti Computing Media Contact:

press@rigetti.com

RIGETTI COMPUTING, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except for share and per share amounts)
	Unaudited
	December 31, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$57,888	$11,729
Available-for-sale investments	84,923	—
Accounts receivable	6,235	1,543
Prepaid expenses and other current assets	2,450	1,351
Forward contract - assets	2,229	—
Deferred offering costs	742	3,449

Total current assets	154,467	18,072
Property and equipment, net	39,530	22,497
Operating lease right-of-use assets, net	9,316	—
Restricted cash	—	317
Other assets	129	165
Goodwill	—	5,377

Total assets	$203,442	$46,428

Liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	$1,938	$1,971
Accrued expenses and other current liabilities	8,205	3,806
Deferred revenue	961	985
Debt - current portion	8,303	575
Operating lease liabilities - current	2,345	—
Forward contract - liabilities	—	230

Total current liabilities	21,752	7,567
Debt - net of current portion	20,635	24,216
Operating lease liabilities - noncurrent	7,858	—
Derivative warrant liabilities	1,767	4,355
Earn-out liabilities	1,206	—
Other liabilities	—	295

Total liabilities	53,218	36,433
Redeemable convertible preferred stock*, par value $0.0001 per share; 0 shares and 80,974,757 shares authorized at December 31, 2022 and December 31, 2021, respectively; 0 shares and 77,696,679 shares issued and outstanding at December 31, 2022 and December 31, 2021, respectively	—	81,523
Stockholders’ equity (deficit):
Preferred Stock, par value $0.0001 per share; 10,000,000 shares and 0 shares authorized at December 31, 2022 and December 31, 2021, respectively; 0 shares and 0 shares issued and outstanding at December 31, 2022 and December 31, 2021, respectively	—	—
Common stock*, par value $0.0001 per share; 1,000,000,000 shares and 134,050,472 shares authorized at December 31, 2022 and December 31, 2021, respectively; 125,257,233 shares and 18,221,069 shares issued and outstanding at December 31, 2022 and December 31, 2021, respectively	12	2
Additional paid-in capital	429,025	135,549
Accumulated other comprehensive gain (loss)	(161)	52
Accumulated deficit	(278,652)	(207,131)

Total stockholders’ equity (deficit)	150,224	(71,528)

Total liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)	203,442	46,428

*

Shares of legacy Redeemable Convertible Series C Preferred Stock, Redeemable Convertible Series C-1 Preferred Stock, legacy Class A common stock, and legacy Class B common stock have been retroactively restated to give effect to the Business Combination.

RIGETTI COMPUTING, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except for share and per share amounts)
	Unaudited
	Three Months Ended December 31,		Year Ended December 31,	11 Months Ended December 31,
	2022	2021	2022	2021
Revenue	$6,060	$1,815	$13,102	$8,196
Cost of revenue	810	687	2,873	1,623

Total gross profit	5,250	1,128	10,229	6,573
Operating expenses:
Research and development	15,912	6,883	59,952	26,928
Sales and marketing	1,426	819	6,348	2,475
General and administrative	9,261	4,486	47,632	11,299
Goodwill impairment	5,377	—	5,377	—

Total operating expenses	31,976	12,188	119,309	40,702

Loss from operations	(26,726)	(11,060)	(109,080)	(34,129)

Other income (expense), net:
Interest expense	(1,475)	(1,388)	(5,286)	(2,465)
Interest income	1,261	2	2,433	10
Change in fair value of derivative warrant liabilities	2,279	(1,664)	22,132	(1,664)
Change in fair value of earn-out liability	1,789	—	19,207	—
Transaction costs	—	—	(927)	—
Other income	—	—	—	7

Total other income (expense), net	3,854	(3,050)	37,559	(4,112)
Net loss before provision for income taxes	(22,872)	(14,110)	(71,521)	(38,241)
Provision for income taxes	—	—	—	—

Net loss	$(22,872)	$(14,110)	$(71,521)	$(38,241)

Net loss per share attribute to common stockholders - basic and diluted	$(0.19)	$(0.61)	$(0.70)	$(1.64)
Weighted average shares used in computing net loss per share attributable to common stockholders - basic and diluted*	121,888,962	22,946,735	102,300,852	23,337,127

*	Weighted-average shares have been retroactively restated to give effect to the Business Combination.

RIGETTI COMPUTING, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the years ended December 31, 2022 and 2021

(In thousands)

	Unaudited
	Year Ended	11 Months Ended
	December 31,	December 31,
	2022	2021
Cash flows from operating activities
Net loss	$(71,521)	$(38,241)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	7,017	4,651
Stock-based compensation	44,812	1,765
Change in fair value of earnout liability	(19,207)	—
Change in fair value of derivative warrant liabilities	(22,132)	1,664
Change in fair value of forward contract	(5,764)	230
Accretion of available-for-sale securities	(949)	—
Amortization of debt issuance costs	917	513
Amortization of debt commitment fee asset	266	94
Accretion of debt end of term liabilities	285	122
Non-cash lease expense	537	—
Goodwill impairment	5,377	—
Changes in operating assets and liabilities:
Accounts receivable	(4,692)	(1,063)
Prepaid expenses and other current assets	(1,099)	(315)
Other assets	34	(35)
Deferred revenue	(24)	493
Accounts payable	(707)	(389)
Accrued expenses and other current liabilities	4,456	1,554
Other liabilities	(295)	(87)

Net cash used in operating activities	(62,689)	(29,044)

Cash flows from investing activities
Purchases of property and equipment	(22,737)	(7,008)
Purchases of available-for-sale securities	(84,287)	—

Net cash used in investing activities	(107,024)	(7,008)

Cash flows from financing activities
Proceeds from Business Combination, net of transaction costs paid	225,604	—
Transaction costs paid directly by Rigetti	(18,842)	—
Proceeds from issuance of notes payable	5,000	27,000
Payments on principal of notes payable	(1,291)	—
Payments on debt issuance costs	(85)	(247)
Payment on loan and security agreement exit fees	(1,000)	—
Payments on deferred offering costs	—	(1,548)
Proceeds from issuance of common stock upon exercise of stock options and warrants	6,068	378

Net cash provided by financing activities	215,454	25,583

Effect of changes in exchange rate on cash and restricted cash	101	(5)
Net increase (decrease) in cash, cash equivalents, and restricted cash	45,842	(10,474)
Cash, cash equivalents, and restricted cash at beginning of period	12,046	22,520

Cash, cash equivalents, and restricted cash at end of period	$57,888	$12,046

Supplemental disclosure of cash flow information:
Cash paid for interest	$3,819	$1,489
Supplemental disclosure of non-cash financing activity:
Fair value of earn-out liability	$20,413	$—
Deferred offering costs in accounts payable and accrued expenses	$—	$1,900
Fair value of loan and security agreement warrant liability	$—	$2,691
Fair value of private placement and public warrants liability	$22,932	$—
Reclassification of loan and security agreement warrants to equity	$6,370	$—
Settlement of the first tranche of forward contract	$3,305	$—
Capitalization of deferred costs to equity upon share issuance	$1,520	$—
Purchases of property and equipment recorded in accounts payable	$673	$—
Purchases of property and equipment recorded in accrued expense	$639	$—
Unrealized loss short term investments	$314	$—
Right-of-use assets recorded on adoption of ASU 2016-02	$6,270	$—
Operating lease liabilities recorded on adoption of ASU 2016-02	$6,620	$—
Lease liabilities arising from obtaining right-of-use assets	$4,892	$—